UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 21, 2022

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

uniQure N.V. (the “Company”) and Bristol-Myers Squibb (“BMS”) entered into a collaboration and license agreement in May 2015 (“BMS CLA”).

On December 1, 2020, the Company and BMS amended the BMS CLA (the “amended BMS CLA”). For a period of one year from the effective date of the amended BMS CLA, BMS was able to replace up to two of the four active Collaboration Targets with two new targets in the field of cardiovascular disease. The amended BMS CLA did not extend the initial research term, and BMS did not replace any of the active Collaboration Targets.

On November 21, 2022, BMS provided, and the Company received, a notice that the BMS CLA, as amended, will terminate effective February 21, 2023 (the “Termination Notice”).

In the amended BMS CLA, the Company and BMS also agreed that upon the consummation of a change of control transaction of the Company that occurs prior to the earlier of (i) December 1, 2026 and (ii) BMS’ delivery of a target cessation notice for all four Collaboration Targets, the Company (or its third party acquirer) shall pay to BMS a one-time, non-refundable, non-creditable cash payment of $70.0 million, provided that (x) if $70.0 million is greater than five percent of the net proceeds (as contractually defined) from such change of control transaction, the payment shall be an amount equal to five percent of such net proceeds, and (y) if $70.0 million is less than one percent of such net proceeds, the change of control payment shall be an amount equal to one percent of such net proceeds. The Company has not consummated any change of control transaction as of the date of the Termination Notice that would obligate us to make a payment to BMS.

The Investor Agreement dated April 2015 between the Company and BMS remains in force according to its terms.

Additional disclosure related to the BMS CLA, as amended, can be found in our quarterly and annual reports filed with the United States Securities and Exchange Commission, including our Form 10-K filed on February 25, 2022.

Item 8.01	Other Events

The information provided in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: November 28, 2022	By:	/S/ DAVID J. CERVENY
David J. Cerveny
Chief Legal Officer

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